EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Fourth Quarter of 2018

BIRMINGHAM, Ala., Jan. 22, 2019 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and year ended December 31, 2018.

Fourth Quarter 2018 Highlights:

  Assets exceed $8 billion at year end 2018
  Diluted EPS increased 47% from $1.72 to $2.53 year over year
  Deposits increased 25% on an annualized basis for the quarter and 14% year over year
  Increased dividend to $0.15 per share, a 36% increase
  Loans increased 12% year over year

Tom Broughton, President and CEO, said, “Our strong organic growth continues for the 13th year, with assets now exceeding $8 billion.”  Bud Foshee, CFO, added, “Our strong organic growth continued in the fourth quarter as a result of our bank’s focus on developing new and existing relationships.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)
	Period Ending December 31, 2018	Period Ending September 30, 2018	% Change From Period Ending September 30, 2018 to Period Ending December 31, 2018	Period Ending December 31, 2017	% Change From Period Ending December 31, 2017 to Period Ending December 31, 2018
QUARTERLY OPERATING RESULTS
Net Income	$36,237	$34,560	5%	$21,150	71%
Net Income Available to Common Stockholders	$36,205	$34,560	5%	$21,119	71%
Diluted Earnings Per Share	$0.67	$0.64	5%	$0.39	72%
Return on Average Assets	1.85%	1.87%		1.20%
Return on Average Common Stockholders' Equity	21.13%	20.42%		13.97%
Average Diluted Shares Outstanding	54,109,450	54,191,222		54,161,788

Net Income - adjusted for non-routine expenses *	$36,237			$24,424	48%
Net Income Available to Common Stockholders - adjusted for
non-routine expenses*	$36,205			$24,393	48%
Diluted Earnings Per Share - adjusted for non-routine expenses *	$0.67			$0.45	49%
Return on Average Assets - adjusted for non-routine expenses *	1.85%			1.39%
Return on Average Common Stockholders' Equity - adjusted for
non-routine expenses*	21.13%			16.13%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$136,940			$93,092	47%
Net Income Available to Common Stockholders	$136,877			$93,030	47%
Diluted Earnings Per Share	$2.53			$1.72	47%
Return on Average Assets	1.88%			1.43%
Return on Average Common Stockholders' Equity	20.95%			16.37%
Average Diluted Shares Outstanding	54,169,879			54,123,957

Net Income - adjusted for non-routine expenses *	$136,940			$96,366	42%
Net Income Available to Common Stockholders - adjusted for
non-routine expenses*	$136,877			$96,304	42%
Diluted Earnings Per Share - adjusted for non-routine expenses *	$2.53			$1.78	42%
Return on Average Assets - adjusted for non-routine expenses *	1.88%			1.48%
Return on Average Common Stockholders' Equity - adjusted for
non-routine expenses*	20.95%			16.95%

BALANCE SHEET
Total Assets	$8,007,382	$7,517,833	7%	$7,082,384	13%
Loans	6,533,499	6,363,531	3%	5,851,261	12%
Non-interest-bearing Demand Deposits	1,557,341	1,504,447	4%	1,440,326	8%
Total Deposits	6,915,708	6,505,351	6%	6,091,674	14%
Stockholders' Equity	715,203	681,510	5%	607,604	18%

* Non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $36.2 million for the quarter ended December 31, 2018, compared to net income of $21.2 million and net income available to common stockholders of $21.1 million for the same quarter in 2017.  Basic and diluted earnings per common share were $0.68 and $0.67, respectively, for the fourth quarter of 2018, compared to $0.40 and $0.39, respectively, for the fourth quarter of 2017.

Return on average assets was 1.85% and return on average common stockholders’ equity was 21.13 for the fourth quarter of 2018, compared to 1.20% and 13.97%, respectively, for the fourth quarter of 2017.

Net interest income was $68.9 million for the fourth quarter of 2018, compared to $66.9 million for the third quarter of 2018 and $61.4 million for the fourth quarter of 2017.  The net interest margin in the fourth quarter of 2018 was 3.63% compared to 3.77% in the third quarter of 2018 and 3.66% in the fourth quarter of 2017.  Loans of $16.7 million were added to nonaccrual status during the fourth quarter of 2018 resulting in the reversal of $390,000 in interest income.  Linked quarter increases in average rates paid on deposits in excess of increased average yields on loans drove unfavorable mix change, while increases in average balances in loans, non-interest bearing deposits and equity drove favorable volume change and overall change.

Average loans for the fourth quarter of 2018 were $6.43 billion, an increase of $199.4 million, or 3%, over average loans of $6.23 billion for the third quarter of 2018, and an increase of $715.6 million, or 13%, over average loans of $5.72 billion for the fourth quarter of 2017.

Average total deposits for the fourth quarter of 2018 were $6.74 billion, an increase of $403.5 million, or 6%, over average total deposits of $6.33 billion for the third quarter of 2018, and an increase of $702.4 million, or 12%, over average total deposits of $6.03 billion for the fourth quarter of 2017.

Non-performing assets to total assets were 0.41% for the fourth quarter of 2018, an increase of 14 basis points compared to 0.27% for the third quarter of 2018 and an increase of 16 basis points compared to 0.25% for the fourth quarter of 2017.  $10.4 million of the previously mentioned $16.7 million of loans added to nonaccrual status were classified as accruing TDRs at September 30, 2018.  Net credit charge-offs to average loans were 0.30%, a five basis point increase compared to 0.25% for the third quarter of 2018 and a decrease of 26 basis points compared to 0.56% for the fourth quarter of 2017.  Year-to-date net credit charge-offs to average loans were 0.20%, a nine basis point decrease compared to 0.29% for the same period in 2017.  We recorded a $6.5 million provision for loan losses in the fourth quarter of 2018 compared to $6.6 million in the third quarter of 2018 and $9.1 million in the fourth quarter of 2017.  The allowance for loan loss as a percentage of total loans was 1.05% at December 31, 2018 compared to 1.05% at September 30, 2018 and 1.02% at December 31, 2017.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $712,000 during the fourth quarter of 2018, or 15%, compared to the fourth quarter of 2017.  Deposit service charges increased $215,000 in the fourth quarter of 2018, or 14%, compared to the fourth quarter of 2017.  The number of transaction deposit accounts increased approximately 8% from December 31, 2017 to December 31, 2018, and the amount of overdraft fees increased $175,000, or 24%, from the fourth quarter of 2017 to the fourth quarter of 2018.  Mortgage banking revenue decreased $206,000, or 23%, from the fourth quarter of 2017 to the fourth quarter of 2018.  Increases in market rates have slowed originations and refinancing activity during 2018.  Credit card revenue increased $695,000, or 54%, to $2.0 million during the fourth quarter of 2018, compared to $1.3 million during the fourth quarter of 2017, driven by increased numbers of accounts and increased purchases per account.

Non-interest expense for the fourth quarter of 2018 increased $2.0 million, or 9%, to $23.3 million from $21.3 million in the fourth quarter of 2017, and increased $149,000, or 1%, on a linked quarter basis.  Salary and benefit expense for the fourth quarter of 2018 increased $953,000, or 8%, to $12.4 million from $11.4 million in the fourth quarter of 2017, and decreased $685,000, or 5%, on a linked quarter basis.  The linked-quarter decrease resulted from a $815,000 reversal of incentive bonuses in December 2018 that were accrued during the first eleven months of 2018.  The number of FTE employees increased from 428 at December 31, 2017 to 468 at December 31, 2018, or 9%.  Equipment and occupancy expense increased $597,000, or 38%, to $2.2 million in the fourth quarter of 2018, from $1.6 million in the fourth quarter of 2017, and decreased $30,000 on a linked-quarter basis.  Other operating expense for the fourth quarter of 2018 increased $526,000, or 8%, to $6.8 million from $6.2 million in the fourth quarter of 2017, and increased $690,000, or 11%, on a linked-quarter basis.  During the fourth quarter of 2018 we recognized a $250,000 charge related to a wire fraud.  The efficiency ratio improved to 31.28% during the fourth quarter of 2018 from 32.05% during the fourth quarter of 2017 and from 31.95% on a linked quarter basis.

Income tax expense decreased $6.4 million, or 43%, to $8.4 million in the fourth quarter of 2018, compared to $14.9 million in the fourth quarter of 2017.  We recognized $3.1 million of additional tax expense during the fourth quarter of 2017 as a result of revaluing our net deferred tax assets as of December 31, 2017 in connection with the Tax Cuts and Jobs Act passed into law in December 2017.  Lower corporate income tax rates resulting from the passage of this law have resulted in lower effective tax rates starting in 2018.  We also recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the fourth quarters of 2018 and 2017 of $1.5 million and $351,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded $3.1 million of additional tax expense as a result of revaluing our net deferred tax assets at December 31, 2017 due to lower corporate income tax rates provided by the Tax Cuts and Jobs Act passed into law in December 2017. During the fourth quarter of 2017 we also recorded expenses of $347,000 related to terminating the lease agreement on our previous headquarters building in Birmingham, Alabama and expenses of moving into our new headquarters building.  Financial measures included in this press release that are presented adjusted for these non-routine expenses are net income, net income available to common stockholders, diluted earnings per share, return on average assets and return on average common stockholders’ equity.  Each of these five financial measures excludes the impact of the non-routine expenses attributable to our net deferred tax asset revaluation, lease termination and moving expenses, and are all considered non-GAAP financial measures.  In addition to these financial measures adjusted for non-routine expenses, this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

				Three Months ended December 31, 2017	Year ended December 31, 2017
Return on average assets - GAAP				1.20%	1.43%
Net income - GAAP				$21,150	$93,092
Adjustments:
Revaluation of net deferred tax assets				3,059	3,059
Lease termination and moving expenses				347	347
Tax (benefit) of adjustments				(132)	(132)
Net income adjusted for non-routine expenses, net of tax
benefit - non-GAAP				$24,424	$96,366
Average assets				$6,988,731	$6,495,067
Return on average assets adjusted for non-routine
expenses - non-GAAP				1.39%	1.48%

Return on average common stockholders' equity - GAAP				13.97%	16.37%
Net income available to common stockholders - GAAP				$21,119	$93,030
Adjustments:
Revaluation of net deferred tax assets				3,059	3,059
Lease termination and moving expenses				347	347
Tax (benefit) of adjustments				(132)	(132)
Net income available to common stockholders - adjusted for
non-routine expenses - non-GAAP				$24,393	$96,304
Average common stockholders' equity				$599,947	$568,228
Return on average common stockholders' equity - adjusted
for non-routine expenses - non-GAAP				16.13%	16.95%
Diluted earnings per share				$0.39	$1.72
Weighted average shares outstanding, diluted - GAAP				54,161,788	54,123,957
Diluted earnings per share - adjusted for non-routine
expenses - non-GAAP				$0.45	$1.78

	At December 31, 2018	At September 30, 2018	At June 30, 2018	At March 31, 2018	At December 31, 2017
Book value per share - GAAP	$13.40	$12.81	$12.33	$11.84	$11.47
Total common stockholders' equity - GAAP	715,203	681,510	655,114	629,297	607,604
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,449	14,517	14,584	14,652	14,719
Tangible common stockholders' equity - non-GAAP	$700,754	$666,993	$640,530	$614,645	$592,885
Tangible book value per share - non-GAAP	$13.13	$12.54	$12.05	$11.56	$11.19

Stockholders' equity to total assets - GAAP	8.93%	9.07%	9.25%	8.98%	8.58%
Total assets - GAAP	$8,007,382	$7,517,833	$7,084,562	$7,011,735	$7,082,384
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,449	14,517	14,584	14,652	14,719
Total tangible assets - non-GAAP	$7,992,933	$7,503,316	$7,069,978	$6,997,083	$7,067,665
Tangible common equity to total tangible assets - non-GAAP	8.77%	8.89%	9.06%	8.78%	8.39%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017
CONSOLIDATED STATEMENT OF INCOME
Interest income	$90,164	$84,058	$78,396	$74,009	$72,060
Interest expense	21,306	17,195	13,874	11,573	10,652
Net interest income	68,858	66,863	64,522	62,436	61,408
Provision for loan losses	6,518	6,624	4,121	4,139	9,055
Net interest income after provision for loan losses	62,340	60,239	60,401	58,297	52,353
Non-interest income	5,617	5,591	5,459	4,869	4,905
Non-interest expense	23,299	23,150	24,010	23,512	21,255
Income before income tax	44,658	42,680	41,850	39,654	36,003
Provision for income tax	8,421	8,120	8,310	7,051	14,853
Net income	36,237	34,560	33,540	32,603	21,150
Preferred stock dividends	32	-	31	-	31
Net income available to common stockholders	$36,205	$34,560	$33,509	$32,603	$21,119
Earnings per share - basic	$0.68	$0.65	$0.63	$0.61	$0.40
Earnings per share - diluted	$0.67	$0.64	$0.62	$0.60	$0.39
Average diluted shares outstanding	54,109,450	54,191,222	54,196,023	54,183,400	54,161,788

CONSOLIDATED BALANCE SHEET DATA
Total assets	$8,007,382	$7,517,833	$7,084,562	$7,011,735	$7,082,384
Loans	6,533,499	6,363,531	6,129,649	5,928,327	5,851,261
Debt securities	590,184	578,271	583,799	560,885	538,330
Non-interest-bearing demand deposits	1,557,341	1,504,447	1,481,447	1,407,592	1,440,326
Total deposits	6,915,708	6,505,351	6,085,682	5,977,387	6,091,674
Borrowings	64,666	64,657	64,648	64,739	64,832
Stockholders' equity	$715,203	$681,510	$655,114	$629,297	$607,604

Shares outstanding	53,375,195	53,197,807	53,150,733	53,147,169	52,992,586
Book value per share	$13.40	$12.81	$12.33	$11.84	$11.47
Tangible book value per share (1)	$13.13	$12.54	$12.05	$11.56	$11.19

SELECTED FINANCIAL RATIOS
Net interest margin	3.63%	3.77%	3.82%	3.81%	3.66%
Return on average assets	1.85%	1.87%	1.91%	1.91%	1.20%
Return on average common stockholders' equity	21.13%	20.42%	20.89%	21.40%	13.97%
Efficiency ratio	31.28%	31.95%	34.31%	34.93%	32.05%
Non-interest expense to average earning assets	1.23%	1.30%	1.42%	1.43%	1.26%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.12%	10.08%	10.08%	9.88%	9.51%
Tier 1 capital to risk-weighted assets	10.13%	10.09%	10.08%	9.88%	9.52%
Total capital to risk-weighted assets	12.05%	12.05%	12.10%	11.91%	11.52%
Tier 1 capital to average assets	9.07%	9.28%	9.21%	8.95%	8.51%
Tangible common equity to total tangible assets (1)	8.77%	8.89%	9.06%	8.78%	8.39%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2018	December 31, 2017
			% Change
ASSETS
Cash and due from banks	$206,434	$86,213	139%
Interest-bearing balances due from depository institutions	251,616	151,849	66%
Federal funds sold	223,845	239,524	(7)%
Cash and cash equivalents	681,895	477,586	43%
Available for sale debt securities, at fair value	590,184	538,080	10%
Held to maturity debt securities (fair value of $250 at December 31, 2017)	-	250	NM
Restricted equity securities	894	1,034	(14)%
Mortgage loans held for sale	120	4,459	(97)%
Loans	6,533,499	5,851,261	12%
Less allowance for loan losses	(68,600)	(59,406)	15%
Loans, net	6,464,899	5,791,855	12%
Premises and equipment, net	57,822	58,900	(2)%
Goodwill and other identifiable intangible assets	14,449	14,719	(2)%
Other assets	197,119	195,501	1%
Total assets	$8,007,382	$7,082,384	13%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,557,341	$1,440,326	8%
Interest-bearing	5,358,367	4,651,348	15%
Total deposits	6,915,708	6,091,674	14%
Federal funds purchased	288,725	301,797	(4)%
Other borrowings	64,666	64,832	-%
Other liabilities	23,080	16,477	40%
Total liabilities	7,292,179	6,474,780	13%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
December 31, 2018 and December 31, 2017	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,375,195 shares issued and outstanding at December 31, 2018, and 52,992,586 shares issued and outstanding
at December 31, 2017	53	53	-%
Additional paid-in capital	218,521	217,693	-%
Retained earnings	500,868	389,554	29%
Accumulated other comprehensive loss	(4,741)	(198)	N/M
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	714,701	607,102	18%
Noncontrolling interest	502	502	-%
Total stockholders' equity	715,203	607,604	18%
Total liabilities and stockholders' equity	$8,007,382	$7,082,384	13%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Interest income:
Interest and fees on loans	$83,085	$67,357	$305,370	$246,682
Taxable securities	3,506	2,468	12,654	9,117
Nontaxable securities	544	702	2,406	2,948
Federal funds sold	966	508	3,103	1,693
Other interest and dividends	2,063	1,025	3,094	2,316
Total interest income	90,164	72,060	326,627	262,756
Interest expense:
Deposits	18,957	8,954	55,502	28,831
Borrowed funds	2,349	1,698	8,446	6,502
Total interest expense	21,306	10,652	63,948	35,333
Net interest income	68,858	61,408	262,679	227,423
Provision for loan losses	6,518	9,055	21,402	23,225
Net interest income after provision for loan losses	62,340	52,353	241,277	204,198
Non-interest income:
Service charges on deposit accounts	1,714	1,499	6,547	5,702
Mortgage banking	688	894	2,784	3,835
Credit card income	1,993	1,298	7,165	4,815
Securities gains	-	-	190	-
Increase in cash surrender value life insurance	780	797	3,130	3,131
Other operating income	442	417	1,720	1,563
Total non-interest income	5,617	4,905	21,536	19,046
Non-interest expense:
Salaries and employee benefits	12,385	11,432	51,849	47,604
Equipment and occupancy expense	2,163	1,566	8,423	8,018
Professional services	1,064	833	3,646	3,217
FDIC and other regulatory assessments	902	1,030	3,869	3,918
Other real estate owned expense	25	160	790	323
Other operating expense	6,760	6,234	25,394	22,814
Total non-interest expense	23,299	21,255	93,971	85,894
Income before income tax	44,658	36,003	168,842	137,350
Provision for income tax	8,421	14,853	31,902	44,258
Net income	36,237	21,150	136,940	93,092
Dividends on preferred stock	32	31	63	62
Net income available to common stockholders	$36,205	$21,119	$136,877	$93,030
Basic earnings per common share	$0.68	$0.40	$2.57	$1.76
Diluted earnings per common share	$0.67	$0.39	$2.53	$1.72

LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017
Commercial, financial and agricultural	$2,513,225	$2,478,788	$2,345,879	$2,329,904	$2,279,366
Real estate - construction	533,192	543,611	522,788	506,050	580,874
Real estate - mortgage:
Owner-occupied commercial	1,463,887	1,430,111	1,383,882	1,349,679	1,328,666
1-4 family mortgage	621,634	610,460	584,133	581,498	603,063
Other mortgage	1,337,068	1,236,954	1,225,906	1,099,482	997,079
Subtotal: Real estate - mortgage	3,422,589	3,277,525	3,193,921	3,030,659	2,928,808
Consumer	64,493	63,607	67,061	61,714	62,213
Total loans	$6,533,499	$6,363,531	$6,129,649	$5,928,327	$5,851,261

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017
Allowance for loan losses:
Beginning balance	$66,879	$64,239	$62,050	$59,406	$58,459
Loans charged off:
Commercial, financial and agricultural	4,685	3,923	1,732	1,088	7,064
Real estate - construction	-	-	-	-	-
Real estate - mortgage	173	48	440	381	1,134
Consumer	72	76	47	88	137
Total charge offs	4,930	4,047	2,219	1,557	8,335
Recoveries:
Commercial, financial and agricultural	120	52	173	4	64
Real estate - construction	4	4	97	7	126
Real estate - mortgage	1	1	2	42	26
Consumer	8	6	15	9	11
Total recoveries	133	63	287	62	227
Net charge-offs	4,797	3,984	1,932	1,495	8,108
Provision for loan losses	6,518	6,624	4,121	4,139	9,055
Ending balance	$68,600	$66,879	$64,239	$62,050	$59,406

Allowance for loan losses to total loans	1.05%	1.05%	1.05%	1.05%	1.02%
Allowance for loan losses to total average
loans	1.07%	1.07%	1.07%	1.05%	1.04%
Net charge-offs to total average loans	0.30%	0.25%	0.13%	0.10%	0.56%
Provision for loan losses to total average
loans	0.40%	0.42%	0.28%	0.29%	0.63%
Nonperforming assets:
Nonaccrual loans	$21,926	$9,153	$8,022	$9,271	$10,765
Loans 90+ days past due and accruing	5,844	5,714	6,081	678	60
Other real estate owned and
repossessed assets	5,169	5,714	5,937	5,748	6,701
Total	$32,939	$20,581	$20,040	$15,697	$17,526

Nonperforming loans to total loans	0.43%	0.23%	0.23%	0.17%	0.19%
Nonperforming assets to total assets	0.41%	0.27%	0.28%	0.22%	0.25%
Nonperforming assets to earning assets	0.43%	0.28%	0.29%	0.23%	0.25%
Reserve for loan losses to nonaccrual loans	312.87%	730.68%	800.79%	669.29%	551.84%

Restructured accruing loans	$3,073	$15,495	$15,572	$15,838	$16,919

Restructured accruing loans to total loans	0.04%	0.24%	0.25%	0.27%	0.29%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017
Beginning balance:	$16,584	$17,257	$18,792	$20,572	$16,354
Additions	-	100	-	-	4,233
Net (paydowns) / advances	(11)	(177)	(267)	(1,080)	(15)
Charge-offs	(2,018)	(596)	(1,268)	(700)	-
	$14,555	$16,584	$17,257	$18,792	$20,572

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017
Interest income:
Interest and fees on loans	$83,085	$78,991	$73,620	$69,674	$67,357
Taxable securities	3,506	3,276	3,127	2,745	2,468
Nontaxable securities	544	583	623	656	702
Federal funds sold	966	892	694	551	508
Other interest and dividends	2,063	316	332	383	1,025
Total interest income	90,164	84,058	78,396	74,009	72,060
Interest expense:
Deposits	18,957	15,210	11,714	9,621	8,954
Borrowed funds	2,349	1,985	2,160	1,952	1,698
Total interest expense	21,306	17,195	13,874	11,573	10,652
Net interest income	68,858	66,863	64,522	62,436	61,408
Provision for loan losses	6,518	6,624	4,121	4,139	9,055
Net interest income after provision for loan losses	62,340	60,239	60,401	58,297	52,353
Non-interest income:
Service charges on deposit accounts	1,714	1,595	1,653	1,585	1,499
Mortgage banking	688	789	789	518	894
Credit card income	1,993	1,838	1,756	1,578	1,298
Securities gains	-	186	-	4	-
Increase in cash surrender value life insurance	780	787	786	777	797
Other operating income	442	396	475	407	417
Total non-interest income	5,617	5,591	5,459	4,869	4,905
Non-interest expense:
Salaries and employee benefits	12,385	13,070	13,098	13,296	11,432
Equipment and occupancy expense	2,163	2,193	2,113	1,954	1,566
Professional services	1,064	853	924	805	833
FDIC and other regulatory assessments	902	675	1,159	1,133	1,030
Other real estate owned expense	25	289	160	316	160
Other operating expense	6,760	6,070	6,556	6,008	6,234
Total non-interest expense	23,299	23,150	24,010	23,512	21,255
Income before income tax	44,658	42,680	41,850	39,654	36,003
Provision for income tax	8,421	8,120	8,310	7,051	14,853
Net income	36,237	34,560	33,540	32,603	21,150
Dividends on preferred stock	32	-	31	-	31
Net income available to common stockholders	$36,205	$34,560	$33,509	$32,603	$21,119
Basic earnings per common share	$0.68	$0.65	$0.63	$0.61	$0.40
Diluted earnings per common share	$0.67	$0.64	$0.62	$0.60	$0.39

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2018		3rd Quarter 2018		2nd Quarter 2018		1st Quarter 2018		4th Quarter 2017
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$6,403,139	5.13%	$6,203,372	5.03%	$5,958,377	4.94%	$5,847,443	4.81%	$5,680,227	4.68%
Tax-exempt (2)	29,656	3.26	30,005	3.94	30,246	3.94	36,357	4.06	36,992	4.95
Total loans, net of
unearned income	6,432,795	5.12	6,233,377	5.03	5,988,623	4.93	5,883,800	4.80	5,717,219	4.68
Mortgage loans held for sale	3,364	3.30	3,538	4.15	3,770	4.26	3,698	4.50	6,199	3.52
Debt securities:
Taxable	498,138	2.82	482,571	2.72	475,777	2.63	435,747	2.52	406,488	2.43
Tax-exempt (2)	98,027	2.34	105,592	2.45	112,145	2.60	120,270	2.56	128,201	3.27
Total securities (3)	596,165	2.74	588,163	2.67	587,922	2.62	556,017	2.53	534,689	2.63
Federal funds sold	156,884	2.44	163,453	2.17	141,915	1.96	131,472	1.70	143,905	1.40
Restricted equity securities	879	1.35	993	2.80	1,022	1.18	1,030	1.57	1,030	1.93
Interest-bearing balances with banks	334,065	2.45	61,867	1.98	73,714	1.79	96,012	1.60	310,289	1.31
Total interest-earning assets	$7,524,152	4.76%	$7,051,391	4.74%	$6,796,966	4.64%	$6,672,029	4.51%	$6,713,331	4.29%
Non-interest-earning assets:
Cash and due from banks	74,272		76,800		68,190		68,309		68,444
Net premises and equipment	58,521		58,873		59,262		59,709		57,320
Allowance for loan losses, accrued
interest and other assets	128,054		127,850		129,585		140,558		149,636
Total assets	$7,784,999		$7,314,914		$7,054,003		$6,940,605		$6,988,731

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$908,416	0.74%	$819,807	0.67%	$827,540	0.56%	$899,311	0.52%	$899,334	0.46%
Savings	52,443	0.54	53,835	0.52	54,842	0.34	53,269	0.31	49,697	0.31
Money market	3,537,522	1.56	3,305,293	1.33	3,089,595	1.10	3,027,176	0.90	3,065,298	0.80
Time deposits	687,361	1.92	643,260	1.65	596,450	1.36	576,857	1.21	576,010	1.16
Total interest-bearing deposits	5,185,742	1.45	4,822,195	1.25	4,568,427	1.03	4,556,613	0.86	4,590,339	0.77
Federal funds purchased	263,125	2.36	229,016	2.09	295,309	1.87	297,051	1.60	271,248	1.37
Other borrowings	64,665	4.79	64,652	4.79	64,699	4.85	64,805	4.89	60,829	4.98
Total interest-bearing liabilities	$5,513,532	1.53%	$5,115,863	1.33%	$4,928,435	1.13%	$4,918,469	0.95%	$4,922,416	0.86%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	1,551,366		1,511,410		1,469,194		1,389,217		1,444,338
Other liabilities	40,185		16,333		13,079		15,007		22,029
Stockholders' equity	689,525		678,839		650,641		621,004		599,754
Accumulated other comprehensive
(loss) income	(9,609)		(7,531)		(7,346)		(3,092)		194
Total liabilities and
stockholders' equity	$7,784,999		$7,314,914		$7,054,003		$6,940,605		$6,988,731
Net interest spread		3.23%		3.41%		3.51%		3.56%		3.43%
Net interest margin		3.63%		3.77%		3.82%		3.81%		3.66%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21% for the quarters in 2018 and 35% for the quarter in 2017.
(3)	Unrealized (losses) gains on available-for-sale debt securities are excluded from the yield calculation.